                                 SCIOS NOVA INC.
                         Computation of Net Loss Per Share

                        (Calculated in accordance with the
                            guidelines of item 601 of
                          Regulation S-K.  The effect of
                            stock options on loss per
                             share is anti-dilutive)



                                                                                 Six months ended
                                                                                     June 30,
                                                                          1995                    1994
                                                                                    (Unaudited)
PRIMARY:
Average common shares outstanding                                       35,438,934             35,167,010
Net effect of dilutive stock options -
    based on treasury stock method                                         136,998                541,606
Average common and common equivalent
    shares outstanding                                                  35,575,932             35,708,616


Net loss                                                              $(13,223,000)          $(12,089,000)


Net loss per share                                                          ($0.37)                ($0.34)

FULLY DILUTED:
Average common shares outstanding                                       35,438,934             35,167,010
Net effect of dilutive stock options -
    based on treasury stock method                                         138,870                539,772
Average common and common equivalent -
    shares outstanding                                                  35,577,804             35,706,782


Net loss                                                              $(13,223,000)          $(12,089,000)


Net loss per share                                                          ($0.37)                ($0.34)

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                   See notes to consolidated financial statements

                                 Exhibit 11.2